Exhibit 99.06
Southern Company
Kilowatt-Hour Sales
(In Millions of KWHs)

	Three Months Ended June				Year-to-Date June
				Weather				Weather
				Adjusted				Adjusted
As Reported (See Notes)	2009	2008	Change	Change	2009	2008	Change	Change
Kilowatt-Hour Sales-
Total Sales	45,925	49,931	-8.0%		89,859	98,096	-8.4%

Total Retail Sales-	37,281	39,882	-6.5%	-6.8%	73,323	78,458	-6.5%	-6.5%
Residential	12,018	12,127	-0.9%	-1.7%	24,562	24,830	-1.1%	-1.0%
Commercial	13,752	13,834	-0.6%	-0.5%	26,089	26,339	-0.9%	-0.9%
Industrial	11,272	13,688	-17.6%	-17.7%	22,192	26,823	-17.3%	-17.3%
Other	239	233	2.2%	2.5%	480	466	2.9%	3.1%

Total Wholesale Sales	8,644	10,049	-14.0%	N/A	16,536	19,638	-15.8%	N/A

Notes
- Certain prior year data has been reclassified to conform with current year presentation.

- Information contained in this report is subject to audit and adjustments. Certain classifications may be different from final results published in the Form 10-Q.